Exhibit 99.2 Patterson-UTI Energy & NexTier Oilfield Solutions Creating a New Industry Leading Drilling and Completions Services Provider June 2023

Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's and NexTier’s current beliefs, expectations or intentions regarding future events. Words such as anticipate, believe, budgeted, continue, could, estimate, expect, intend, may, plan, predict, potential, project, pursue, should, strategy, target, or will, and similar expressions are intended to identify such forward-looking statements. The statements in this presentation that are not historical statements, including statements regarding Patterson-UTI's and NexTier’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's and NexTier’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. The statements include, without limitation, projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Patterson-UTI’s and NexTier’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, the combined company’s projected revenues, adjusted EBITDA and cash flow, accretion, business and employee opportunities, capital return policy, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Patterson-UTI’s and NexTier’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the press release announcing the transaction and otherwise from time to time in Patterson-UTI's or NexTier’s SEC filings, both of which are available through the Securities and Exchange Commission’s (the “SEC”) Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov, or with respect to Patterson-UTI’s SEC filings, Patterson-UTI's website at http://www.patenergy.com, or with respect to NexTier’s SEC filings, NexTier’s website at https://nextierofs.com. Patterson-UTI and NexTier undertake no obligation to publicly update or revise any forward-looking statement. Important Additional Information Regarding the Merger of Equals Will Be Filed With the SEC In connection with the proposed transaction, Patterson-UTI intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Patterson-UTI and NexTier that also constitutes a prospectus of Patterson-UTI. Each of Patterson-UTI and NexTier also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Patterson-UTI and NexTier. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Patterson-UTI and NexTier once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Patterson-UTI will be available free of charge on Patterson-UTI’s website at http://www.patenergy.com or by contacting Patterson-UTI’s Investor Relations Department by phone at (281) 765-7170. Copies of the documents filed with the SEC by NexTier will be available free of charge on NexTier’s website at https://nextierofs.com or by contacting NexTier’s Investor Relations Department by phone at (346) 242-0519. Participants in the Solicitation Patterson-UTI, NexTier and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Patterson-UTI is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 11, 2023, and Patterson-UTI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 13, 2023. Information about the directors and executive officers of NexTier is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 28, 2023, and NexTier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Patterson-UTI or NexTier using the sources indicated above. No Offer or Solicitation This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. 2

PTEN TEAM REPLACE IMAGE A Compelling Combination Establishes a premier drilling and completions provider in U.S. land positioned among the leaders in contract drilling, pressure pumping, and directional drilling Attractive investment opportunity with greater size and scale facilitating increased share float and liquidity and a more stable and sustainable returns profile Brings together best-in-class operational execution and technology portfolio to enhance value creation opportunities and maximize returns for both the combined company and its customers Expected to be accretive to earnings per share and free cash flow (FCF) per share in 2024 Additional value driven by ~$200 million annual synergies realization within 18 months post-close Intend to remain good stewards of capital and target high FCF conversion; 50%+ of FCF expected to be returned to shareholders through a combination of dividends and share repurchases Strong balance sheet with net debt to combined trailing 12-month Adjusted EBITDA of 0.5x as of March 31, 2023; maintain strong liquidity and a favorable debt maturity profile Leadership position in low-carbon alternative fuel sources for drilling and completions using natural gas, high-line power, and lithium battery solutions 3

Transaction Overview

Structure	• No-premium all-stock merger of equals • Implies total enterprise value of approximately $5.4 billion • 0.7520 shares of Patterson-UTI common stock issued per outstanding share of NexTier common stock • Share exchange expected to be tax-free to shareholders of both companies
Ownership	• Pro-forma ownership of 55% Patterson-UTI shareholders and 45% NexTier shareholders on fully diluted basis
Leadership and Governance	• Andy Hendricks, President and Chief Executive Officer of Patterson-UTI, to serve as President and Chief Executive Officer • Robert Drummond, President and Chief Executive Officer of NexTier, to serve as Vice Chair of Board • Curtis Huff, Patterson-UTI's Chair of the Board, to serve as Chair of Board • 11-member Board will comprise six directors from Patterson-UTI (including Mr. Hendricks) and five from NexTier
Company and Headquarters	• Combined entity to be named Patterson-UTI Energy and traded under symbol PTEN • Completions segment to operate under the NexTier Completions brand • Combined company to be headquartered in Houston
Path to Close	• Targeted close in Q4 of 2023 • Subject to Patterson-UTI and NexTier shareholder approvals, regulatory approvals and satisfaction of other customary closing conditions


MSA

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Cash Returned to Shareholders ($mm) Compelling Value Creation Opportunity 350 Revenue Adjusted EBITDA $297 300 $288 ~$6.9B ~$1.9B 250 $105 1Q23 annualized combined 1Q23 annualized combined $225 $201 Accretive Synergies 200 To earnings per share and free cash flow per $111 $145 $255 150 ~$200M expected within 18 share in 2024 $103 $55 $170 $162 months post-close and annually Strong Balance Sheet 100 $72 $67 thereafter $70 Net Debt to combined trailing 12-month $74 $14 $8 $40 $74 50 $27 $23 Adjusted EBITDA of 0.5x as of March 31, $22 $58 $59 $21 $4 Significant Shareholder Returns $43 $7 $6 $31 $32 $30 $29 2023; maintain strong liquidity and a $24 $19 $16 $16 $17 0 favorable debt maturity schedule 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q1 Combined company committed to 2023 continuing to return 50%+ FCF to NexTier Share Repurchases Improved Free Cash Flow shareholders through dividends and Patterson-UTI Share Repurchases Generation share repurchases Patterson-UTI Dividends 55

Operations Across the Most Active U.S. Basins 172 3.3 Million Super-Spec Drilling Rigs Hydraulic Horsepower Leading Provider Nearly 2/3 Drilling & Completions Services Dual Fuel Capable Frac Fleets Using Low Carbon Fuel Sources Colombia PTEN Drilling PTEN Drilling and Pressure Pumping NexTier 6

Creates a New North American Player with Revenue Generation Among the Industry Leaders… North American Oilfield Services Revenue Comparison (Q1 2023A Annualized) $11.1 $6.9 $6.8 $5.0 $4.0 $3.7 $3.4 $3.3 $3.1 $2.8 $2.3 Combined Source: Company filings. Note: $ in billions. Data as of 31-Mar-2023, represents 1Q23 annualized revenue. Includes publicly traded oilfield services 7 companies with North American revenue greater than $2bn.

…with a Significantly Expanded North American Frac Footprint Current Energy Services Frac Horsepower Landscape (United States Market Only) 60 4950 52 4450 50 46 3300 45 44 3950 42 2898 3290 40 3450 33 2500 2450 2950 30 2100 2450 20 1950 15 12 1450 10 10 9 10 1315 7 1190 728 639 950 2 450 540 490 0 450 Combined Others U.S. Active Frac Fleet Count Frac Reported Horsepower 8 Source: Public filings, Company provided information, Rystad & Wall Street Research

Significant Cost Savings and Operational Synergies Opportunity Operations Reductions in sales, Supply chain integration general and management ~$200M administrative estimated cost savings and operational synergies 1 within 18 months following close and annually thereafter Expected to create significant efficiencies for well completions operations 1 One-time costs expected to be incurred to achieve the synergies are approximately $80 million 9

Creates a New Industry Leader with Significant Size Enterprise Value $ 5.4 $ 3.9 $ 3.9 $ 3.4 $ 3.1 $ 2.7 $ 2.3 $ 1.6 $ 1.5 $ 1.3 $ 0.9 $ 0.6 $ 0.5 Combined Source: Company filings, Capital IQ, Bloomberg, IBES. Data as of 13-Jun-2023. Note: $ in billions. 10

Leading Provider of Contract Drilling Services

172 super-spec drilling rigs in the U.S. of which 120 are Tier-1, super-spec rigs having the capabilities most in demand by customers to drill complex wells

Super-spec rigs are **the necessary platform** through which efficiency enhancing technologies such as advanced automation and remote operations are delivered

Patterson-UTI is a leading provider of drilling rigs capable of using alternative power sources including:

- Dual fuel capable drilling rigs
- 100% natural gas capable drilling rigs
- High-line power
- EcoCell™ lithium battery hybrid power management system



A super-spec rig is defined as at least a 1,500 horsepower, AC-powered rig that has at least a 750,000-pound hookload, a 7,500-psi circulating system, and is pad-capable.

A Tier-1, super-spec rig is defined as a super-spec rig that also has a third mud pump and raised drawworks that allow for more clearance underneath the rig floor.

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Patterson-UTI’s MS Directional A leading provider of directional drilling services Strong reputation for the reliability and durability of downhole performance motors and measurement-while-drilling (MWD) tools Remote MWD operations with reduced personnel are standard on all directional drilling jobs 12 12 12

Patterson-UTI’s Superior QC Space flight navigation algorithms ™ Improved well placement allowing for better frac designs Better steering to target zones Better wellbore quality 13

A Leader in U.S. Land Completions Services Combined company will be the second largest pressure pumping company in the U.S., owning 3.3 million horsepower with 45 active frac spreads Nearly 2/3 of the combined company’s fleet will be dual-fuel capable reducing fuel costs and lowering emissions and making the combined company the largest operator of natural gas powered frac fleets Wellsite integration offers opportunities to improve profitability in a capital efficient manner: • Power Solutions natural gas fueling business • Proppant last mile logistics and wellsite storage • Wireline and pumpdown • Reservoir Engineering 14

Leveraging NexTier's Wellsite Integration Model


Innovative Reservoir Engineering
NexHub Digital Operations
$7M/Fleet
Potential Annual Incremental Adjusted EBITDA & CapEx Reduction Value per Fleet with fully realized Integrated Solutions
Integrated Wireline Service
Power Solutions
Last-Mile Logistics

- Merger creates significant value creation potential by expanding NexTier's proven wellsite integration strategy across a larger completions footprint
- Achieves capital efficient growth for the combined company
- Value synergies not inclusive of Product Service Line Profit


NexHub DIGITAL CENTER
NexMile Logistics
Power Solutions CNG Fueling
Natural Gas-Powered Fleet
Engineering / Client
IntelliStim™
Wireline
Pumpdown
Fully Integrated Wellsite

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Integrated Wireline Plug & Perforation

Spare Wireline Capacity Has Potential to Add Profitability with Minimal Incremental Capital

Pumping Hour Comparison

2022 Results, NexTier Frac with Integrated P&P vs. 3rd Party



18%
Increase in Daily Frac Operating Efficiency[1]
Integrated w/ NexTier Wireline
vs. w/ Non-NEX Wireline Crew
Pump-Hrs per Day
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Sep-22
Oct-22
Nov-22
Dec-22

The Winning P&P Formula...

- Digitally connected through NexHub™ for **seamless data integration**



- Single-point operations management with **incentives aligned to win**



- Maximum daily completions efficiency that **Lowers Cost per BOE**

PATTERSON-UTI | NEXTIER

Source: [1]NexTier 2022 Regional Case Study

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Proppant Logistics and Storage NexMile™ Scalability Offers Further Upside Through Integration Truckloads per Well Logistics NPT per Fleet rd Estimated for a 12,500 ton well NexMile Logistics vs. 3 Party Logistics 35 581 w/ Lowest 30 Carbon rd Avg. 3 Party Logistics NPT 510 Footprint 25 75% less NPT 463 20 ™ with NexMile NexMile Logistics NPT Logistics 15 10 5 0 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Box System Traditional Pneumatic NexMile's Scorpion System Maximum Payload = Fewest Trucks Digital Integration = Highest Efficiency 27 Tons per load means up to 30% fewer truck trips to location Automation-enabled logistics are optimized from mine to well 17 Hours per Month

Power Solutions Natural Gas Fueling Elevating the Value of Natural Gas-Powered Frac Fleets Diesel Displacement Comparison Long-Term Trial Results with NexTier Integrated Permian Client The Power Solutions Bottom Line… 80% 73% 71% 70% Power Solutions consistently 60% increases natural gas consumption 49% 50% rd 3 Party 40% could not blend with Less diesel consumption results in CNG 30% a lower emissions profile 20% 15% 10% Every 10% of increased diesel 0% displacement reduces fuel costs by Field Gas Blend CNG Field Gas Blend CNG more than $1.5M annually per fleet rd 3 Party Provider 18 Diesel Displacement

NexHub™ Equipment Health Management

drives higher equipment performance at lower operating costs



NexTier
COMPLETION SOLUTIONS



Engine Lifecycle
+110%
NexHub Implementation
Mar-20 Jul-20 Nov-20 Mar-21 Jul-21 Nov-21
Power End Lifecycle
+125%
Mar-20 Jul-20 Nov-20 Mar-21 Jul-21 Nov-21
Transmission Lifecycle
+65%
Mar-20 Jul-20 Nov-20 Mar-21 Jul-21 Nov-21

Annual CapEx reduced by **$1.5M** annually, per fleet

PATTERSON-UTI | NEXTIER

Unlocking Value and Enhancing Efficiency Through Data Analytics Patterson-UTI’s portal for the real time collection, The NexHub Digital Center is a cutting edge platform aggregation, analysis, and visualization of data that enables highly efficient field operations and from drilling rigs and frac spreads enhances corporate returns • Connects rigs and frac spreads through a digital • Equipment health management: Predictive analytics to lower interface to PTEN engineers and customers maintenance spend and extend asset life • Allows for custom performance applications and • Digital Engineering: 24/7 technical support reduces advanced algorithms when combined on drilling rigs downtime and drives consistency of service delivery ® with PTEN’s CORTEX KEY edge server • Power Solutions: Maximize fuel cost savings through remote • Advanced algorithmic monitoring of PTEN’s drilling rig control of CNG equipment and fuel delivery ® fleet with near real time alerts using the REX system • Logistics Control Tower: Optimize truck movements for all of US Land Best-in-Class Operational and Technology Portfolio and Data Analytics to Maximize Well Performance 20

Sustainability Leadership Position in Low Carbon Solutions Combined Company Will Lead the Industry in Next Generation Equipment 50%+ combined company fleet Sustainability leadership position in low-carbon emissions NexTier has deployed its first electric frac fleet in utilizing natural gas as a primary fuel 2023 capable of being powered by natural gas Engine control automation across business, EcoCell™ Natural gas lowers CO2 emissions by 30% compared 2 lithium battery hybrid technology and high-line power on to diesel drilling operations Additional natural gas-powered fleets would be Dual fuel can lower annual fuel costs by more than $10 replacements as the combined company will continue 1 million per fleet the strategy to upgrade diesel powered assets, responsibly, over time, to maximize the return on investment Patterson-UTI has been successfully testing remote engine automation for reduced fuel usage 1 2 Sources: NEX Internal Estimates, U.S. Energy Information Administration 21

Combined Company Focused on Human Capital Management Shared commitment to investing in and developing employees to create employer of choice in the energy industry Promoting diversity and Commitment to safety inclusion initiatives Formalized leadership Focus on recruitment in training local communities we operate in Performance management and development programs 22

A Compelling Investment Opportunity Expands customer base Drives improved free Supports low-carbon and service capabilities cash flow outlook strategy Accelerates capital returns to Delivers meaningful cross-selling shareholders and selectively invest in opportunities and cost synergies value accretive opportunities 23